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[Chesapeake Corporation logo]

                              defining the future

[Chesapeake Corporation logo]


This presentation includes forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Changes in the following important factors, among others, could cause Chesapeake's actual results to differ materially from those expressed in the forward-looking statements: competitive products and pricing; production costs (particularly for raw materials such as corrugated box and display materials); fluctuations in demand; governmental policies and regulations affecting the environment; interest rates; currency translation movements; and other risks that are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission.

All information in this presentation concerning Shorewood Packaging Corporation, including financial information, has been taken from or based on publicly available documents and records on file with the Securities and Exchange Commission and other public sources, and is qualified in its entirety by reference thereto. Chesapeake takes no responsibility for the accuracy or completeness of the information contained in such documents and records, or for any failure by Shorewood Packaging Corporation to disclose events which may have occurred or may affect the significance or accuracy of any such information, but which is unknown to Chesapeake.

                                                                               2
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Chesapeake Management
--------------------------------------------------------------------------------

 .  Tom Johnson, C.E.O.
 .  Bill Tolley, C.F.O.
 .  Joel Mostrom, Investor Relations

                                                                               3
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Agenda
--------------------------------------------------------------------------------

 .  Overview of Chesapeake
 .  Transformation
 .  Strategic Direction
 .  Offer for Shorewood
 .  Discussion

                                                                               4
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                                 TRANSFORMATION

                                                                               5
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Focused Strategy
--------------------------------------------------------------------------------

 .  Targeted markets
 .  Defensible market positions
 .  Global arena

--------------------------------------------------------------------------------
     Broaden Product Capability and Geographic Coverage in Target Markets
--------------------------------------------------------------------------------

                                                                               6
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Near-Term Actions
--------------------------------------------------------------------------------
 .    Portfolio Transformation
     -  Timber sale
     -  Tissue monetization
     -  Field acquisition
     -  CPI acquisition
     -  Color-Box JV pending
 .    Operational Excellence
     -  CD&P margin improvement
     -  Field integration
     -  HBU land monetization
 .    Financial Re-engineering
     -  Debt reduction
     -  Share re-purchase
 .    Acquisitions & Alliances

                                                                               7
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Strategic Transformation
--------------------------------------------------------------------------------

 .    Sold Kraft Paper Mill
     -    2Q97
 .    Sold Timberlands               -------- Generated $1.3 billion of cash
     -    3Q 1999                                          |
 .    Tissue Partnership                                    |
     -    4Q99                                             |
                                                           |

                                             .  Reduced Debt
                                             .  Share Repurchase Program
                                             .  Strategic Growth Inititatives

                                                                               8
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Chesapeake Sales:  '96 - '99
--------------------------------------------------------------------------------

[Pie Charts showing sales breakdown (%) as indicated in the following table]

1996: $1.1B                   1999 Pro Forma:  $1.0B

Description          %        Description               %
-----------         ---       -----------              ---
Tissue              40%       European Packaging       45%
Kraft Paper         30%       Worldwide Displays &
U.S. Packaging      28%        Merchandising           29%
Land Development     2%       U.S. Packaging           24%
                              Land                      2%

                                                                               9
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Current Sectors Served
--------------------------------------------------------------------------------

[Pie Chart showing sectors served (%) as indicated in the following table]

1999 Pro Forma: $1.0 Billion

Description                   %
-----------                   --
Pharma-Personal Care          22%
Cosmetics-Luxury-Spirits      21%
Food-Bev.                     12%
Tobacco                       12%
Candy                         10%
Recreation                     6%
Other                          5%
Home-Garden                    5%
Technology-Multimedia          4%
Paper-Packaging                2%
Clothing                       1%

                                                                              10
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CSK Strengths
--------------------------------------------------------------------------------

 .  Multiple market leadership positions
 .  Customer-first philosophy
 .  One-stop shopping capability
 .  Award winning innovation and know-how
 .  In-depth understanding of retail environment
 .  Leadership
 .  Reputation
 .  Financial flexibility

                                                                              11
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Growth Criteria
--------------------------------------------------------------------------------

 .  Competitive Advantage

 .  Accretive on Day 1

 .  Return in excess of cost of capital

 .  Target Markets

                                                                              12
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Primary Target Markets
--------------------------------------------------------------------------------

Source: Company studies

                                                                              13
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Pharmaceutical Packaging Market
--------------------------------------------------------------------------------

 .  Global demand growing
   -  Population growth
   -  Aging of population
   -  New technology
   -  New regulations
 .  Globalizing producers
 .  Rationalization of suppliers
 .  Product packaging evolution
   -  Folding cartons dominate secondary packaging
   -  Blister packs
   -  Package, label, leaflet combinations
 .  Cross-selling opportunities

--------------------------------------------------------------------------------
         Global capability + one-stop shopping = competitive advantage
--------------------------------------------------------------------------------

                                                                              14
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Technology Packaging Market
--------------------------------------------------------------------------------

 .  High growth rates
 .  Brand awareness & retail presence more important
 .  Need for innovative product protection
 .  Demand for global sourcing and one-stop shopping
 . Global suppliers must have Flexo, litho, and folding carton capability . Major locations--USA, Ireland, U.K., China, Singapore

--------------------------------------------------------------------------------
         Global capability + one-stop shopping = competitive advantage
--------------------------------------------------------------------------------

                                                                              15
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1999 Growth Initiatives
--------------------------------------------------------------------------------

 .  Field Group (March `99)
   - Leading European folding carton company with sector focus in pharmaceuticals, tobacco, confectionery
   -  $415 million enterprise value
 .  Berry's Limited (May `99)
   -  Irish leaflet and label producer
   -  Part of pharmaceutical expansion into Ireland
 .  Mateo Cartonajes (July `99)
   -  Leading Spanish printing company's packaging operations
   -  Tobacco and pharmaceuticals

                                                                              16
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1999 Growth Initiatives (con't...)
--------------------------------------------------------------------------------

 .  Consumer Promotions International (Oct. `99)
   -  US, UK and France
   -  Permanent Displays and Merchandising Systems
 .  Color Box JV (Pending)
   - Joint venture expected to create the largest litho laminated company in North America

                                                                              17
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Field Group
--------------------------------------------------------------------------------

[photograph of various pharmaceutical packaging]

 . Leading specialty packaging supplier with sales of $400 million . Reputation for quality and innovation
 .  Platform for European growth

                                                                              18
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Field Group
--------------------------------------------------------------------------------

 .  Well positioned - #1 specialty packaging in the UK, #1 in pharmaceutical packaging in Europe
 .  Solid platform for growth across Europe
 .  Strong, stable management team
 .  Solution-based, end-user focused approach
 .  Top-line growth and cost synergies
 .  Reasonably priced -- 6.5X EBITDA

                                                                              19
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Field Group
--------------------------------------------------------------------------------

Major Customers
---------------
Pharmacia/Upjohn
Astra-Zeneca
American Home Products
Schering-Plough
Smith Kline Beecham
Johnson & Johnson
BAT
Diagio
Cadbury
Mars
Nestle's
Sanofi

                                                                              20
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Field Group Revenues and EBITDA Margin
------------------------------------------------------------------------------

($ Millions)

 [Bar Chart showing Field Group Revenues as indicated in the following table]

Description                1996      1997      1998      1999F
-----------                ----      ----      ----      -----
Field Group Revenues        332       374       402        387
Revenue Growth              +10%      +13%       +7%        -3%
EBITDA Margin                16%       15%       16%        16%

                                                                              21
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Summary
--------------------------------------------------------------------------------

 .  Leadership positions in growing businesses with sustainable competitive advantages
 .  Revenue growth from customer market sectors and expanding geography
 .  Relentless pursuit of cost reduction
 .  Healthy cash flow generation
 .  Management focused on building shareholder value

                                                                              22
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                                   Offer For
                              Shorewood Packaging

                                                                              23
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[Chesapeake Corporation logo]

Shorewood Packaging Corporation
--------------------------------------------------------------------------------

 .  North America's largest non-integrated folding carton company
 .  Business focus on the tobacco, drinks, personal care and entertainment markets
 .  Reputation for high quality and product innovation

                                                                              24
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Shorewood Packaging
--------------------------------------------------------------------------------

52-Week High-Low               $20-5/8 - $11-3/4
Stock Price                    $16-7/8
Diluted Shares Outstanding      28.1

Market Value                   $475 million
Market Capitalization          $745 million

Diluted EPS / P/E
     1999E*                    $1.27 / 13.3
     2000E*                    $1.45 / 11.6

*Source:  First Call (Calendar year estimate)

                                                                              25
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Shorewood Sales
--------------------------------------------------------------------------------

              [Pie Charts showing sales by End Use and Geography]

By End Use                            By Geography

Description                    %      Description      %          $
-----------                    --     -----------      --         -
Music & Home Entertainment    33%     United States    67%    $439mm
Tobacco                       34%     Canada           32%    $179mm
Consumer Products & Other     19%     China             1%       2mm
Cosmetics & Toiletries        14%

                                                       Total: $620mm

                                                                              26
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Shorewood's Principal Plant Locations

     [map of United States and Canada showing 15 locations; map of China showing one location]

--------------------------------------------------------------------------------
3,800 employees:  2,600 in the U.S., 1,100 in Canada and 100 in China
--------------------------------------------------------------------------------

(a) Map does not show 11 sales offices in North America, 2 in Canada and 1 in China

                                                                              27
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[Chesapeake Corporation logo]

Shorewood Packaging Profitability
--------------------------------------------------------------------------------

  [Bar chart showing Shorewood Packaging Profitability ($Millions) and EBITDA
     Margin for the Years 1996 - 1999 as described in the following table]

Year                 1997      1998       1999      1999PF
----                 ----      ----       ----      ------
EBITDA ($Million)    $ 66      $ 68       $ 85        $92
EBITDA Margin          16%       16%        15%        15%

Source: Company reports and CSK estimates

                                                                              28
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Chesapeake Sector Revenues
--------------------------------------------------------------------------------

  [Pie Charts showing sectors served (%) as indicated in the following tables]

Chesapeake                            Chesapeake + Shorewood

Description                    %      Description                    %
-----------                   ---     -----------                   ---
Pharma-Personal Care          22%     Tobacco                       20%
Cosmetics-Luxury-Spirits      21%     Pharma-Personal Care          19%
Food-Bev.                     12%     Cosmetics-Luxury-Spirits      18%
Tobacco                       12%     Technology-Multimedia         16%
Candy                         10%     Food-Bev.                      7%
Recreation                     6%     Other                          7%
Other                          5%     Candy                          5%
Home-Garden                    5%     Recreation                     3%
Technology-Multimedia          4%     Home-Garden                    3%
Paper-Packaging                2%     Paper-Packaging                1%
Clothing                       1%     Clothing                       1%

       $1.0 Billion                                  $1.6 Billion

                                                                              29
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CSK's Offer For Shorewood Valuation Multiples
--------------------------------------------------------------------------------

                                      Average
                         Offer      Acquisition
Transaction Value/LTM   Multiple     Multiple
---------------------   --------     --------
Revenues                   1.2          .9
EBITDA                     8.0         6.7
EBIT                      12.0         9.9

                                                                              30
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Revenue Enhancement/Cost Reduction Opportunities
--------------------------------------------------------------------------------

 .    Cost Reductions
     - Purchasing
       . Paper
       . Other materials
     - S, G, & A
       . Corporate HQ
       . Selling                                   $20M by Year 2
 .    Cross Marketing Opportunities
     - Pharmaceutical
     - Luxury packaging
     - Tobacco
     - Multi-media
 .    Technical Exchange

                                                                              31
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Shorewood Acquisition Impact to EPS
--------------------------------------------------------------------------------

($ in millions, except per share data)

Description                      Year 1       Year 2
-----------                      ------       ------
EBIT Before Synergies                80           86
Goodwill Amortization               (11)         (11)
Synergies                            10           20
Incremental EBIT                     79           95
Incremental Financing Costs          61           59
Profit Before Tax                    18           36
Taxes                                11           18
Net Income                            7           18
Shares Outstanding                 17.2         17.2
EPS Accretion/Dilution              .41         1.05

                                                                              32
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Capital Structure Flexibility
--------------------------------------------------------------------------------

                             Y/E             Y/E
                             99            99 After
                          Forecast           SWD
                                           Purchase
Net Debt                       (30)           743
Deferred Taxes                 237            237
Shareholder's Equity           584            584
                               ---          -----
Total Capital                  791          1,564
Net Debt/Capital                 -             48%

                                                                              33
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[Chesapeake Corporation logo]

Summary
--------------------------------------------------------------------------------

 .  Highly focused pure-play specialty packaging and merchandising services company
 .  Leadership positions in good businesses with sustainable competitive advantages
 .  Revenue growth from high-growth markets and expanding geography
 .  Healthy cash flow generation
 .  Management focused on improving shareholder value
 .  Shorewood acquisition makes strategic and financial sense

                                                                              34
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[Chesapeake Corporation logo]

                              defining the future

                                                                              35